Exhibit 21 - Wholly-Owned Subsidiaries of the Company



Bull & Bear Advisers, Inc.,
    a Delaware corporation


Bull & Bear Securities, Inc.,
    a Delaware corporation


Hanover Direct Advertising Company, Inc., a Delaware corporation


Investor Service Center, Inc.,
    a Delaware corporation


Lion Exploration, Inc.,
    a Delaware corporation


Midas Management Corporation
    a Delaware corporation


Performance Properties, Inc.,
    a Delaware corporation


Rockwood Advisers, Inc.
    a Delaware Corporation